Exhibit 10.1

March 11, 2009

Robert Levy (“Executive”)
625 Madison Avenue
New York, NY 10022

RE:      Amendment to Executive Employment Agreement

Dear Rob:

On January 1, 2007, you and Centerline Capital Group, Inc.(the “Company”) entered into an Executive Employment Agreement (the “Agreement”).  Pursuant to Section 10(b) of the Agreement, the Agreement may be amended by a written instrument signed by the Executive and the Company. The parties hereto wish to amend the Employment Agreement as provided herein.

THEREFORE, the parties, intending to be legally bound, agree as follows:

1.         Amendment of Agreement.  Section 3, entitled Compensation and Benefits, shall be amended to increase base salary from $350,000 to $400,000 effective January 1, 2009.

2.         Effect of Amendment.  The parties herby agree and acknowledge that except as provided in this Amendment, the Agreement remains in full force and effect and has not been modified in any other respect.

IN WITNESS WHEREOF, the parties have executed this Agreement, Centerline Capital Group, Inc. and Centerline Holding Company acting by their respective duly authorized officers, effective as of the Effective Date.

CENTERLINE CAPITAL GROUP, INC.		EXECUTIVE:

By:	/s/ Marc D. Schnitzer	/s/ Robert Levy
	Name: Marc D. Schnitzer Title: President	Name: Robert Levy Chief Financial Officer

CENTERLINE HOLDING COMPANY

By:	/s/ Marc D. Schnitzer
Name: Marc D. Schnitzer Title: Chief Executive Officer and President